Exhibit 3.1

*040101*

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Incorporation	Filed in the office of	Document Number
(PURSUANT TO NRS CHAPTER 78)		20120424704-66
	/s/ Ross Miller	Filing Date and Time
	Ross Miller	06/18/2012 1:20 PM
	Secretary of State	Entity Number
	State of Nevada	E0328962012-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	INTERLINKS ELECTRONICS INC.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent:	XL CORPORATE SERVICES, INC.
Name
☐ Noncommercial Registered Agent	OR	☐ Office or Position with Entity
(name and address below)	(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
88 SOUTH “E” STREET	VIRGINIA CITY	Nevada	89440
Street Address	City	Zip Code
Nevada
Mailing Address (if different from street address)	City	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value:	5,000,000 common 1,000,000 preferred	Par value per share: $	0.001 0.01	Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Steven N. Bronson
Name
546 Flynn Road	Camarillo	CA	93012
Street Address	City	State	Zip Code
2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: This corporation is authorized to carry on any lawful business or enterprise.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one Incorporator)	Ana Maisonave	/s/ Ana Maisonave
Name	Incorporator Signature

62 White St	New York	NY	10013
Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
Asst. Secretary Jose Mojica
/s/ Jose Mojica	June 18, 2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

Nevada Secretary of State NRS 78 Articles
This form must be accompanied by appropriate fees.	Revised: 4-10-09

ARTICLES OF INCORPORATION

OF

Interlink Electronics, Inc.

KNOW ALL MEN BY THESE PRESENTS:

That I, Ana Maisonave the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, relating to the General Corporation Law,

DO HEREBY CERTIFY:

FIRST:                                                        The name of the corporation is:

Interlink Electronics, Inc.

SECOND:                                         This corporation is authorized to carry on any lawful business or enterprise.

THIRD:                                                   The amount of the total authorized capital stock of this corporation is 6,000,000 shares, consisting of 5,000,000 common stock at $0.001 par value and 1,000,000 preferred stock at $0.01 par value.

Common Stock

The holders of the Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders, with each Share entitled to one vote. The holders of Common Stock are not entitled to cumulate votes in the election of any directors.

In the event that the shares of Common Stock shall be listed and quoted on an exchange or other trading system, the Board of Directors of the Corporation shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors and the voting rights of the Holders of Common Stock shall at all times be consistent with the applicable rules and regulations, if any, for the Common Stock to be eligible for listing and quotation on such exchange or other trading system.

Preferred Stock

General, Subject to the provisions of these Articles of Incorporation, the Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)                                 The number of shares constituting that series and the distinctive designation of that series;

(b)                                 The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)                                 Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d)                                Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)                                 Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)                                  Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

(g)                                 The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the

Corporation, and the relative rights of priority, if any, of payment of shares of that series.

FOURTH:                                        Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount to which they are entitled pursuant to these Articles of Incorporation and any resolutions that may be adopted from time to time by the Corporation’s Board of Directors, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, if any, to share ratably in accordance with the number of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus or earnings. For purposes of this Section, neither the consolidation or merger of the Corporation with or into any other corporation or corporations pursuant to which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation as those terms are used in this Section “Fourth”.

FIFTH:                                                       The members of the governing board of this corporation shall be styled directors. The first board of directors shall consist of one member and the name and address is as follows:

Steven N. Bronson

546 Flynn Road

Camarillo, California 93012

SIXTH:                                                     The name and address of the incorporator is as follows:

Ana Maisonave

62 White Street

New York, NY 10013

SEVENTH:                                 The period of existence of this corporation shall be perpetual.

EIGHTH:                                          The name of the resident agent and the registered office address of the corporation is as follows:

XL CORPORATE SERVICES, INC.

88 South “E” Street,

Virginia City, Nevada 89440

NINTH:                                                   Limitation on Director Liability

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Nevada General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Nevada General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Nevada General Corporation law. Any repeal or modification of this Section shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

TENTH:                                                 Indemnification

General. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in any other capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided herein, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Nevada General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Failure to Pay a Claim. If an indemnification claim is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of

Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trusts or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

Definition of the Corporation. As used in this Section, references to “the Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Severability. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Section that shall not have been invalidated or by any other applicable law.

TWELVETH:                     Bylaws

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

THIRTEENTH:         Amendment

The Corporation reserves the right to amend, alter change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, Ana Maisonave, the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, do make, file and record this certificate, and do certify that the facts herein stated are true and I have accordingly hereunto set my hand this 3rd day of March, 2003.

By:	/s/ Ana Maisonave
Incorporator

I hereby accept appointment as Resident Agent of Interlink Electronics, Inc., and do hereby affix my signature of acceptance on this 15 day of June 2012.

By:	/s/ Jose Mojica

For:	XL CORPORATE SERVICES, INC.
Asst. Secretary, Jose Mojica

*090401*

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Correction	Filed in the office of	Document Number
(PURSUANT TO NRS CHAPTERS 78,		20120483182-81
78A, 80, 81, 82, 84, 86, 87, 87A, 88,	/s/ Ross Miller	Filing Date and Time
88A, 89 AND 92A)	Ross Miller	07/12/2012 9:20 AM
	Secretary of State	Entity Number
	State of Nevada	E0328962012-7

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

INTERLINKS ELECTRONICS INC.

2. Description of the original document for which correction is being made:

Articles Of Incorporation

3. Filing date of the original document for which correction is being made: 6/18/2012

4. Description of the inaccuracy or defect:

Name of Corporation:

The spelling on the incorporation name is (INTERLINKS ELECTRONICS INC) the name is spelled incorrect. There is an S on INTERLINKS. And it should read INTERLINK ELECTRONICS INC.

5. Correction of the inaccuracy or defect:

Name of Corporation: INTERLINK ELECTRONICS INC.

6. Signature:

/s/ [ILLEGIBLE]		7-10-12
Authorized Signature	Title *	Date

If entity is a corporation, it must be signed by an officer If stock has been Issued, OR an Incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Correction
This form must be accompanied by appropriate fees.	Revised: 3-26-09

*090303*

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Interlink Electronics, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common stock authorized: 15,000,000 shares, par value $0.001 per share

Preferred stock authorized: 1,000,000 shares, par value $0.01 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common stock authorized: 30,000,000 shares, par value $0.001 per share

Preferred stock authorized: 1,000,000 shares, par value $0.01 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One additional share of the company’s common stock shall be issued for each issued share of the company’s common stock held by each stockholder of record on the record date of February 19, 2015.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date and time of filing:	(optional)	Date:	2/24/15	Time:	6:30 AM
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

/s/ [ILLEGIBLE]	CONTROLLER
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Stock Split
This form must be accompanied by appropriate fees.	Revised: 1-5-15